Exhibit 8.1


          [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]


                                                            January 8, 1999


 MMCA Auto Receivables, Inc.
 6363 Katella Avenue
 Cypress, California 90630-5205


           Re:  Registration Statement on Form S-1
                Registration No. 333-66063

 Ladies and Gentlemen:

      We have acted as special counsel to MMCA Auto Receivables, Inc. as Seller (the "Seller") in connection with the issuance of the __% Class A-1 Asset Backed Notes, __% Class A-2 Asset Backed Notes, __% Class A-3 Asset Backed Notes and __% Class A-4 Asset Backed Notes (collectively, the "Notes") and the Asset Backed Certificates (the "Certificates") by MMCA Auto Owner Trust 1999-1 (the "Issuer") pursuant to the terms of, (a) with respect to the Notes, an Indenture dated as of January __, 1999 (the "Indenture") between the Issuer and Bank of Tokyo-Mitsubishi Trust Company, as Indenture Trustee, and (b) with respect to the Certificates, an Amended and Restated Trust Agreement dated as of January __, 1999 (the "Trust Agreement") between MMCA Auto Receivables, Inc., as Depositor, and Wilmington Trust Company, as Owner Trustee. The Notes will be sold to the underwriters (the "Underwriters") who are parties to an underwriting agreement (the "Underwriting Agreement") between the Seller and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Underwriters. Terms not otherwise defined herein have the meanings assigned to them in the Prospectus (as defined below).

      In this connection, we have examined and relied upon the registration statement for the Notes on Form S-1, Registration No. 333-66063, filed with the Securities and Exchange Commission (the "SEC") on October 23, 1998, Amendment No. 1 thereto filed with the SEC on November 4, 1998, Amendment No. 2 thereto filed with the SEC on December 1, 1998, Amendment No. 3 thereto filed with the SEC on December 18, 1998 and Amendment No. 4 thereto filed with the SEC on January 8, 1999 (collectively, the "Registration Statement"), including (i) the form of prospectus included therein (the "Prospectus"), (ii) the form of the Indenture, (iii) the form of the Trust Agreement, (iv) the form of the Purchase Agreement, (v) the form of the Sale and Servicing Agreement and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, and we have assumed (i) that such documents will not be amended and (ii) that the parties to such documents will comply with the terms thereof.

      In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations, and certifications of officers and other representatives of the Seller, the Servicer, the Underwriters, and others, including, in particular, (i) certain calculations performed by Merrill Lynch, Pierce, Fenner & Smith Incorporated and (ii) a representation of the Servicer regarding the reasonableness of certain fees payable to it.

      In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended, and administrative rulings, judicial decisions, regulations, and such other authorities as we have deemed appropriate, all as in effect as of the date hereof. The statutory provisions, regulations, interpretations, and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the Internal Revenue Service.

      We express no opinions as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

      Based upon and subject to the foregoing, we are of the opinion that the statements in the Prospectus under the headings "Summary of Terms Tax Status" and "Certain Federal Income Tax Consequences," subject to the qualifications set forth therein, accurately describe the material federal income tax consequences to holders of Notes, under existing law and the assumptions stated therein.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate Meagher & Flom LLP under the caption "Certain Federal Income Tax Consequences" in the Prospectus.


                          Very truly yours,


                          /s/ Skadden, Arps, Slate, Meagher & Flom LLP